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                                                                    EXHIBIT 11.1



                         MARINE MANAGEMENT SYSTEMS, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                      METHOD - FAS 128, PRIOR YEAR RESTATED
                                   (UNAUDITED)



                                                           Six Months Ended                     Three Months Ended
                                                      June 30,           June 30,          June 30,            June 30,
                                                        1998              1997               1998                1997
                                                    -----------        -----------        -----------        -----------

Common shares outstanding at January 1:               4,421,120          2,701,110          4,421,120          2,701,110

IPO offering, May 7, 1997                                     0          1,440,000                  0          1,440,000


Other stock transactions in 1997, net:                        0            202,243                  0            202,243
                                                    -----------        -----------        -----------        -----------


Common shares outstanding on June 30,:                4,421,120          4,343,353          4,421,120          4,343,353

Adjustment to weighted average:                               0         (1,146,673)                 0           (573,337)


                                                    -----------        -----------        -----------        -----------

Weighted average outstanding shares @ June 30         4,421,120          3,196,680          4,421,120          3,770,016
                                                    ===========        ===========        ===========        ===========

Net loss for periods ending June 30,                $(1,245,865)       $(1,449,344)       $  (896,471)       $  (921,490)

Preferred dividends                                           0              (5753)                 0              (5753)
                                                    -----------        -----------        -----------        -----------

Adjusted net loss:                                  $(1,245,865)       $(1,455,097)       $  (896,471)       $  (927,243)
                                                    ===========        ===========        ===========        ===========

 Basic and diluted earnings (loss) per share:       $     (0.28)       $     (0.46)       $     (0.20)       $     (0.25)

 Prior Stated                                                          $     (0.39)                          $     (0.22)




                 See accompanying Notes to Financial Statements